SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                  May 6, 2004

                           CENTURY REALTY TRUST
______________________________________________________________________________
             (Exact Name of Registrant as Specified in Charter)

          Indiana                          0-7716            35-1284316
________________________________       _____________      ____________________
(State or Other Jurisdiction of         (Commission        (IRS Employer or
      Incorporation)                    File Number)      Identification No.)


823 Chamber of Commerce Building, Indianapolis, Indiana         46204
______________________________________________________________________________
(Address of Principal Executive Offices)                     (Zip Code)



(Registrant's Telephone Number, Including Area Code)        (317) 632-5467
______________________________________________________________________________


                             Not Applicable
______________________________________________________________________________
           (Former Name or Former Address if Changed Since Last Report)




Item 12.  Preliminary Results of Operations and Financial Condition.

     This Current Report on Form 8-K is for the purpose of furnishing to the commission, without filing, the press release dated May 5, 2004, that announced preliminary first quarter, 2004 operating results that were included in the CEO's operating report presented at the annual shareholder meeting held that day. The press release also contains a report on the shareholder votes tabulated for proposals contained in the proxy statement previously filed for this annual shareholder meeting The text of that press release is set forth in Exhibit 99.35 hereto.


Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.


         Exhibit No.                     Description
         ___________                     ___________

         99.35                           Press Release dated May 5, 2004







                            CENTURY REALTY TRUST

                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CENTURY REALTY TRUST




May 6, 2004                           By: /s/ John I. Bradshaw, Jr.
_______________                          ____________________________________
    Date                                  John I. Bradshaw, Jr.
                                          President and Treasurer
                                          Chief Executive Officer




PRESS RELEASE                                                  EXHIBIT 99.35

CENTURY REALTY TRUST
320 N. Meridian St., Suite 823, Indianapolis, IN 46204
Contact:	John I. Bradshaw, Jr.
Phone:		(317) 632-5467
FAX:		(317) 685-1588

FOR IMMEDIATE RELEASE


    CENTURY REALTY TRUST REPORTS PRELIMINARY 2004 FIRST QUARTER

       OPERATING RESULTS AT ITS ANNUAL SHAREHOLDER MEETING


     Century Realty Trust held its annual shareholder meeting earlier today. John I. Bradshaw, Jr., CEO, reported on the operating results of the Trust for 2003 and on operating developments since the end of 2003. He reported that for the three months ended March 31, 2004, the Trust sustained an operating loss of $59,306. or $.03 per share, compared with a net income of $51,576, or $.03 per share reported for the same period a year ago. He added that $14,799 of the 2004 first quarter operating loss and $28,941 of the 2003 first quarter net income, were derived from an apartment property that the Trust sold in April, 2004, which amounts are reported as results from discontinued operations.

     Bradshaw reported that physical occupancy rates in the Trust's apartments, which comprise more than 90% of its assets, have been steadily increasing. The current occupancy of the Trust's 1,960 apartments is over 91%, up from 89% for its 2,136 apartments at the end of 2003. While the increase in occupancy rates is encouraging, he said, occupancy has not yet reached a level to support rental rate increases sufficient to offset higher personnel costs, utility expenses and real estate taxes.

     Bradshaw reported that, in April, 2004, the Trust sold the 176-unit Park Plaza apartments in Indianapolis for $3,150,000, and that the proceeds from the sale are held in an escrow account. The Trust is currently investigating replacement properties that it may acquire with the sale proceeds and thereby defer recognition of the gain and avoid shrinking the asset base of the Trust. The sale proceeds include a realized gain of approximately
$2,600,000.

     Bradshaw also stated that the Trust will not pay a dividend in May due to the continued weakness in operating results through the first quarter of 2004. The Trust previously omitted what would have been its fourth 2003 quarterly distribution in November, 2003 and its first quarterly distribution in February, 2004. It has been the practice of the Trust to pay quarterly distributions in February, May, August and November. The omission of three consecutive quarterly dividend payments results from poor operating results and does not represent a change in the Trust's policy of paying quarterly dividends.

     In other business conducted at the annual shareholder meeting, three incumbent trustees were reelected, each receiving more than 90% of the votes cast by shareholders. A shareholder proposal recommending that the Board of Trustees undertake a plan to sell all of the Trust's assets and liquidate the Trust was supported by 50.4% of the votes cast. The Board of Trustees will consider that recommendation, Bradshaw stated, along with other strategic options in its efforts to maximize shareholder value. Of the 1,784,684 shares outstanding, 1,422,551 shares, or 79.7%, were represented in person, or by proxy, at the meeting.

     Management believes that forward-looking statements contained herein are reasonable and informative; however, the Trust's actual results could differ materially from those set forth in such forward-looking statements for reasons management cannot predict. Factors that might cause such a difference include, among others, the following: dependence on the performance of key personnel and independent property management firms; risks associated with the high level of competition in the Trust's markets; changes in mortgage interest rates; and, the unpredictability of economic and regulatory conditions.

     The Trust has approximately 2,600 record holders of 1,784,684 shares of beneficial interest outstanding. The Trust's shares are listed on the NASDAQ SmallCap Market under the symbol
CRLTS.


Indianapolis, IN, May 5, 2004